Exhibit 99.1

SUBSCRIPTION AGREEMENT

Teliphone Corp.

Teliphone Corporation, a Nevada corporation with its principal office at 4150 Ste-Catherine Street West, suite 200, Westmount (Montreal), Quebec, Canada H3A 0A1 (hereinafter the "Company") and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of ________ shares of Common Stock of the Company at a price of US$0.25 per share (hereinafter the "Shares"); and

B. Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to US$0.25 per share, and the Company agrees to sell such Shares to Subscriber for said purchase price subject to the Company's right to sell to Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2 The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to _______. Payment can be made either by submitting a personal check, cashier's check or money order for the full purchase price of US$0.25 per Share with the executed Subscription Agreement or by electronic fund transfer (bank wire) to a trust account established by the Company's attorneys, Joseph I. Emas, at _______________ where the ABA number is _____________ and the Account number is _______________. The Company reserves the right to reject a subscription for any reason or to admit an investor who subscribes for less than the minimum number of Shares. Payments shall be made payable to " Teliphone Corp.."

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby severally represents and warrants to the Company the following:

(A) Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk;

(B) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C) Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

(A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber's address indicated herein.

4.3 The Shares are being offered on a "best efforts" basis as more particularly set forth in the Memorandum.

MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, 4150 Ste-Catherine Street West, suite 200, Westmount (Montreal), Quebec, Canada H3A 0A1 Attention: Mr. George Metrakos, President and Chief Executive Officer, and to Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

5.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

ACCREDITED INVESTOR STATUS

6.1 |_| By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"). The Subscriber acknowledges having reviewed and considered the definition of "Accredited Investor" attached to this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________ 200__.

Number of Shares Subscribed For:	_______________________________

Signature of Subscriber:	_______________________________

Name of Subscriber:	_______________________________

Address of Subscriber:	_______________________________

Subscriber's SS#:	_______________________________

ACCEPTED BY: Teliphone Corp.

Signature of Authorized Signatory:	_______________________________

Name of Authorized Signatory:	George Metrakos

Position of Authorized Signatory:	President and Chief Executive Officer

Date of Acceptance:	_______________________________

Accredited Investor Definition

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Subscriber is any of the following:

(1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

(2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(3) Any director, executive officer of the Company;

(4) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 503(b)(2)(ii);

(5) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(6) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership. not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(7) Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

(8) Any insurance company as defined in Section 2(13) of the Act;

(9) Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

(10) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(11) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(12) Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors; and

(13) Any entity in which all of the equity owners are accredited investors.